EXHIBIT 10.13
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS AGREEMENT is made as of the 27th day of March, 1997 by and between METRIC REALTY, an Illinois general partnership having its principal office at One California Street, San Francisco, California ("Assignor"), and SSR REALTY ADVISORS, INC., a Delaware corporation having its principal office at One North Broadway, Suite 500, White Plains, NY 10601 ("Assignee").

                                    RECITALS

         Assignor has entered into an Advisory Agreement dated June 29, 1989 between Assignor and Metric Income Trust Series, Inc., a California corporation ("MITS"), as amended (hereinafter referred to as the "Advisory Agreement").

         The parties hereto desire that responsibility for the advisory and other services provided by Assignor for MITS pursuant to the Advisory Agreement be assumed by Assignee, which pursuant to a merger will become the parent of Assignor on April 1, 1997, and that all rights of Assignor under the Advisory Agreement be assigned to Assignee, as of March 27, 1997.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

         1. Assignor hereby sells, assigns, transfers, sets over and conveys to Assignee, all of Assignor's right, title and interest in, to and under the Advisory Agreement, to have and to hold the same, together with all rights, privileges and appurtenances thereunto belonging or appertaining or held and enjoyed therewith, unto Assignee, for and during the full unexpired term of the Advisory Agreement, subject to the terms, covenants, obligations, and conditions contained in the Advisory Agreement.

         2. Assignee hereby agrees to and accepts such assignment and, in addition, expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, obligations, and conditions required to be kept, performed and fulfilled by Assignor under or with respect to the Advisory Agreement to the extent accruing from and after the date hereof. To the extent permitted by law, Assignee further agrees to protect, indemnify, defend and hold harmless Assignor from and against any and all claims, liability, loss, cost, damage and expense (including reasonable attorneys' fees and costs) directly or indirectly arising out of or related to any breach or default in Assignee's obligations with respect to the Advisory Agreement arising from and after the date hereof. To the extent permitted by law, Assignor agrees to protect, indemnify, defend and hold harmless Assignee from and against any and all claims, liability, loss, cost, damage and expense (including reasonable attorneys' fees and costs) directly or indirectly arising out of or related to any breach or default in Assignor's obligations with respect to the Advisory Agreement arising prior to the date hereof.

         3. The provisions of this Assignment and Assumption Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

         4. This Assignment and Assumption Agreement shall be subject to consent by MITS.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement as of the date first set forth above, to be effective as of such date.

ASSIGNOR:                                                ASSIGNEE:
METRIC REALTY                                            SSR REALTY ADVISORS, INC.,
an Illinois general partnership                          a Delaware corporation

By:  Metric Realty Corp., a Delaware corporation,        By:  /s/ Thomas P. Lydon, Jr.
     its managing partner                                     Thomas P. Lydon, Jr.
                                                              President and Chief Executive Officer
By:  /s/ Robert A. Fiddaman
     Robert A. Fiddaman
     President and Chief Executive Officer


                                     CONSENT

The undersigned, in accordance with Section 20 of the Advisory Agreement, consents to this Assignment and Assumption Agreement.


Dated:      March 27, 1997               Metric Income Trust Series, Inc.,
         -------------------             a California corporation



                                         By:       /s/ Kevin M. Howley
                                            ------------------------------------
                                                        Signature

                                                      Kevin M. Howley
                                            ------------------------------------
                                                        Print Name

                                           President and Chief Executive Officer
                                            ------------------------------------
                                                          Title


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